Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56351 and 033-60197) of Infodata Systems, Inc. of our report dated March 15, 2001 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KSB.





PricewaterhouseCoopers LLP

McLean, Virginia
April 16, 2001